Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-179385, of AllDigital Holdings, Inc. and subsidiary of our report dated March 28, 2014, which appears in this Form 10-K, relating to the consolidated financial statements for the years ended December 31, 2013 and 2012.

/s/ ROSE, SNYDER & JACOBS LLP

Encino, California
March 28, 2014